Exhibit 1.1

SIERRA PACIFIC POWER COMPANY

d/b/a NV ENERGY

(a Nevada corporation)

$250,000,000

3.375% General and Refunding Mortgage Notes,

Series T, due 2023

PURCHASE AGREEMENT

Dated: August 12, 2013

i

(xxvii)	Internal Controls	14

(xxviii)	Compliance with Sarbanes Oxley and Dodd-Frank	15

(b) Officer’s Certificates		15

SECTION 3. Sale and Delivery to Underwriters; Closing		15

(a) Sale and Purchase of Securities		15

(b) Payment and Delivery		15

SECTION 4. Covenants of Company		16

(a) Preparation and Filing of Final Term Sheet		16

(b) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees		16

(c) Filing of Amendments and Exchange Act Documents		17

(d) Delivery of Registration Statements		17

(e) Delivery of Prospectuses		17

(f) Continued Compliance with Securities Laws		18

(g) Blue Sky Qualifications		18

(h) Rule 158		18

(i) Use of Proceeds		19

(j) Restriction on Sale of Securities		19

(k) Reporting Requirements		19

(l) Issuer Free Writing Prospectuses		19

SECTION 5. Payment of Expenses		19

(a) Expenses Payable by Company		19

(b) Expenses Payable by Underwriters		20

(c) Expenses upon Termination of Agreement		20

SECTION 6. Conditions of Underwriters’ Obligations		20

(a) No Stop Order; Commission Filings		20

(b) Opinions of Counsel for Company		20

(c) Opinion of Counsel for Underwriters		21

(d) No Material Adverse Change; Officers’ Certificate		21

(e) Accountants’ Comfort Letter		21

(f) Bring-down Comfort Letter	21

(g) Maintenance of Ratings	22

(h) Title Policies	22

(i) Additional Documents	22

(j) Termination of Agreement	22

SECTION 7. Indemnification	22

(a) Indemnification of Underwriters	22

(b) Indemnification of Company	23

(c) Actions against Parties; Notification	23

(d) Settlement without Consent if Failure to Reimburse	24

SECTION 8. Contribution	24

SECTION 9. Representations, Warranties and Agreements to Survive Delivery	25

SECTION 10. Termination of Agreement	26

(a) Termination; General	26

(b) Liabilities	26

SECTION 11. Default by One or More of the Underwriters	26

SECTION 12. Notices	27

SECTION 13. No Advisory or Fiduciary Relationship	27

SECTION 14. Parties	27

SECTION 15. Governing Law	28

SECTION 16. Waiver of Trial by Jury	28

SECTION 17. Time	28

SECTION 18. Counterparts	28

SECTION 19. Effect of Headings	28

Schedule A—List of Underwriters and Principal Amount of Securities to be Purchased	Sch A-1

Schedule B—Final Term Sheet	Sch B-1

Schedule C—List of All Issuer General Use Free Writing Prospectuses	Sch C-1

EXHIBITS

Exhibit A—Form of Opinion of Woodburn and Wedge	A-1

Exhibit B—Form of Opinion of Choate, Hall & Stewart LLP	B-1

SIERRA PACIFIC POWER COMPANY

d/b/a NV ENERGY

(a Nevada corporation)

$250,000,000

3.375% General and Refunding Mortgage Notes, Series T, due 2023

PURCHASE AGREEMENT

August 12, 2013

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

WELLS FARGO SECURITIES, LLC

Duke Energy Center, 5th Floor,

550 South Tryon Street,

Charlotte, NC 28202

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Sierra Pacific Power Company d/b/a NV Energy, a Nevada corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“JPM”) and Wells Fargo Securities LLC (“WF”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriters substituted as hereinafter provided in Section 11 hereof), for whom JPM and WF are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $250,000,000 in aggregate principal amount of the Company’s 3.375% General and Refunding Mortgage Notes, Series T, due 2023 (the “Securities”).

The Securities are to be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company N.A. (successor in trust to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by various instruments including the officer’s certificate, to be dated the Closing Time (as hereinafter defined), establishing the terms of the Securities (the “Officer’s Certificate”, and the Original Indenture, as so amended and supplemented, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

On August 20, 2010 the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-168984-01), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

SECTION 1. Certain Definitions.

When used in this Agreement, the following terms have the meanings specified below:

“Agreements and Instruments” has the meaning set forth in Section 2(a)(xiii).

“Applicable Time” means 3:15 P.M. (Eastern time), on August 12, 2013.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Closing Time” has the meaning set forth in Section 3(b).

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Term Sheet and (iii) any other Issuer Free Writing Prospectus listed on Schedule C.

“EDGAR” has the meaning set forth below in this Section 1.

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“Execution Time” means the time this Agreement became effective as a binding agreement, as evidenced by the delivery by each party hereto to the other of a signed copy hereof, as hereinafter contemplated.

“Final Term Sheet” means the term sheet prepared and filed pursuant to Section 4(a) of this Agreement.

“Issuer Free Writing Prospectus” means (i) the Term Sheet and (ii) any other “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Lien” has the meaning set forth in Section 2(a)(xvii).

“Material Adverse Change” has the meaning set forth in Section 2(a)(v).

“Material Adverse Effect” has the meaning set forth in Section 2(a)(vi).

“NVE” means NV Energy, Inc.

“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“PUCN” means the Public Utilities Commission of Nevada.

“Registration Statement” means, as of any particular time, the Company’s registration statement on Form S-3 (No. 333-168984-01), including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 405” means Rule 405 of the 1933 Act Regulations.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act Regulations” means the rules and regulations of the Commission under the 1939 Act.

The foregoing definitions are subject to the following qualifications:

(a) all references in this Agreement to the Registration Statement, any Preliminary Prospectus, or the Prospectus or to any of the financial statements, schedules or other information that is “contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in documents filed with the Commission under the 1934 Act that (i) are incorporated, or deemed incorporated, therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (ii)(A) in the case of references to the “Registration Statement”, are filed with the Commission at or prior to the Effective Time and (B) in the case of references to any “Preliminary Prospectus” or the “Prospectus”, are filed with the Commission at or prior to the date thereof;

(b) all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

(c) all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d) all references in this Agreement to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2. Representations and Warranties by the Company.

(a) Representations and Warranties. The Company represents and warrants to each Underwriter as of the Applicable Time, at the Execution Time and at the Closing Time as follows:

(i) Compliance with Securities Law Requirements.

(A)	Well-Known Seasoned Issuer Status. At the time the Registration Statement was filed with the Commission, at the time of the most recent amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act and at the date hereof, NVE, of which the Company is a wholly-owned subsidiary, was and is a “well-known seasoned issuer” as defined in Rule 405 by reason of its satisfaction of, among other conditions, the condition stated in paragraph (1)(i)(A) thereof; and, at the time the Registration Statement was filed with the Commission and at the date hereof, the Company was and is, for purposes of the Registration Statement and the offering and sale of the Securities thereunder, a “well-known seasoned issuer” as defined in such Rule 405 by reason of its satisfaction of, among other conditions, the condition stated in paragraph (1)(ii)(C) thereof.

(B)	Eligibility to Use Form S-3. At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

(C)	Status and Content of the Registration Statement. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on August 20, 2010. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with. At the time the Registration Statement became effective, and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations. At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(D)	Status and Content of the Preliminary Prospectus. Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus delivered to the Underwriters in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(E)	Issuer Free Writing Prospectuses. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405. Each Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433 or, if it was not required to be so filed, at the time of each use thereof (i) did not include any information that conflicts with (A) information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(F)	Content of the Disclosure Package. The Disclosure Package, at the Applicable Time, did not, and, at the Closing Time, will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G)

Status and Content of the Prospectus. The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time, will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Prospectus is amended or supplemented after its date and before the Closing Time, the Prospectus, as so amended or supplemented, as of the date of such amendment or supplement, at the time such amendment or supplement is filed with the Commission and at the Closing Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (the representations and warranties contained in this sentence being in addition to, and not in substitution for, those contained in the preceding sentence). The Prospectus delivered to the Underwriters in connection with the offering of the Securities, and any amendment or supplement thereto, will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table will be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(H)	Description and Filing of Contracts and Documents. All contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

The representations and warranties in this subsection (a)(i) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at each of the times specified in paragraph (a)(i) above and at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. Deloitte & Touche LLP, which certified certain of the financial statements and supporting schedules of the Company and its consolidated subsidiaries included, and whose report appears in, the Registration Statement, the Pricing Prospectus and the Prospectus (A) is a registered public accounting firm and is independent with respect to the Company and its affiliates, each within the meaning of the 1934 Act and (B) is in compliance with subsections (g), (h), (j), (k) and (l), and, to our knowledge, (b), of Section 1OA of the 1934 Act with respect to the Company and its affiliates.

(iv) Financial Statements.The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of complete notes (to the extent permitted by the 1934 Act Regulations); said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as noted therein, throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, subject as aforesaid with respect to the unaudited interim financial statements, and have been compiled on a basis consistent with that of the audited financial statements included therein. The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any off-balance sheet arrangements of the character contemplated by Item 303 of Regulation S-K or otherwise by Section 13G) of the 1934 Act, or has any other contingent obligation or liability, which, in any case, is material, or is reasonably likely to be material, to the Company and its consolidated subsidiaries considered as one enterprise.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development which is reasonably likely to result in a material adverse change, in the condition, financial or otherwise, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change or development, a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect, and would not result in any development which is reasonably likely to have a material adverse effect, on the condition, financial or otherwise, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect or development, a “Material Adverse Effect”).

(vii) Subsidiaries. None of the subsidiaries of the Company is a “significant subsidiary” within the meaning of Rule 405.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by NV Energy, Inc.; none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of Indenture. The Indenture has been duly authorized by the Company, and the Indenture (excluding the Officer’s Certificate) has been duly executed and delivered by the Company; and the Indenture (excluding the Officer’s Certificate) constitutes, and, at the Closing Time, the Indenture will have been duly executed and delivered by the Company and will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of mortgagees’ and other creditors’ rights generally and general principles of equity including an implied covenant of good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law) (all such laws and principles of equity being hereinafter sometimes called, collectively, the “Enforceability Exceptions”); and the Indenture (excluding the Officer’s Certificate) has been and, at the Closing Time, the Indenture will have been duly qualified under the 1939 Act and the 1939 Act Regulations.

(xi) Authorization of Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Company and, when the Securities have been authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, will be in the form contemplated by the Indenture and will be entitled to the benefits and security of the Indenture ratably with all other securities outstanding thereunder.

(xii) Descriptions of Securities and the Indenture. The Indenture and the Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution or delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated herein (including the execution and delivery by the Company of the Officer’s Certificate, the issuance and sale by the Company of the Securities and the use by the Company of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) or the performance by the Company of its obligations hereunder or under the Indenture or the Securities except such as (A) have been already made or obtained, (B) may be required as notice filings under the order of the Public Utilities Commission of Nevada (the “PUCN”) referred to below or (C) may be required under federal or state securities laws. Without limiting the generality of the foregoing, the final order of the PUCN in Docket No. 12-07002, which authorizes all of the foregoing, including the issuance and sale of the Securities, remains in full force and effect and such final order is not the subject of any reconsideration, appeal or other review; and neither any reconsideration, appeal or other review of such final order subsequent to the date hereof, if made, nor any failure to make the aforesaid notice filings with the PUCN, would impair (X) the validity of the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or (Y) the validity or enforceability of the Securities or the obligations of the Company hereunder or under the Indenture.

(xiv) Absence of Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults as would not reasonably be expected to result in a Material Adverse Effect.

(xv) No Conflict. The execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated herein (including the execution and delivery by the Company of the Officer’s Certificate, the issuance and sale by the Company of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and the performance by the Company of its obligations hereunder and under the Indenture and the Securities, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its affiliates pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Liens as, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the articles of incorporation or by-laws of the Company or any of its affiliates or of any statute of any jurisdiction applicable to the Company or any of its affiliates or any rule, regulation or order applicable to the Company or any of its affiliates of any regulatory body, administrative agency or other governmental body or any court that, in any such case, has jurisdiction over the Company or any of its affiliates or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its affiliates.

(xvi) Labor. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent, which would reasonably be expected to have a Material Adverse Effect.

(xvii) ERISA. The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 40l(a) of the Code is so qualified in all material respects and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xviii) Tax. Each of the Company and its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might reasonably be expected to have, a Material Adverse Effect.

(xix) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks that the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that, singly or in the aggregate, if determined adversely to the Company or such subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property; Title Insurance. (A) The Company has good and marketable title to all real property, and good title to all other property, owned by it, including, without limitation, property which is or is to be specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to the Lien (as defined in the Indenture) of the Indenture and other Permitted Liens (as defined in the Indenture); and the descriptions of all such property contained or referred to in the Indenture are correct in all material respects and adequate for purposes of the Lien purported to be created by the Indenture.

(B) The Company has obtained and delivered to the Trustee policies of title insurance and endorsements thereto which (I) cover (x) the Company’s real properties used in connection with the generation of electric power from the generating facilities known as the Tracy Power Plant, the Fort Churchill Power Plant and the Valmy Power

Plant, all of which are located in the State of Nevada, and (y) all other real properties of the Company located in Nevada that were owned in fee title as of April 16, 2004, (II) have an aggregate face amount of $420,000,000, (III) contain “first loss payable” and “last dollar” endorsements and (IV) are in full force and effect.

(xxiii) Lien of Indenture. The Indenture (excluding the Officer’s Certificate) constitutes, and, at the Closing Time, the Indenture will constitute, a valid mortgage lien on and security interest in the property which is specifically or generally described or referred to therein as being subject to the Lien thereof, subject to no Lien prior to the Lien thereof except Permitted Liens; the Indenture (excluding the Officer’s Certificate) by its terms effectively subjects, and, at and after the Closing Time, the Indenture will effectively subject, to the Lien thereof all property located in the State of Nevada (except property of the kinds specifically excepted from the Lien thereof) acquired by the Company after the date of the execution and delivery thereof, subject to no Lien prior to the Lien thereof except (i) Permitted Liens, (ii) any Lien on such property existing at the time of such acquisition, (iii) any Lien for unpaid portions of the purchase price of such property placed thereon at the time of such acquisition, (iv) as otherwise provided in Article XIII of the Indenture and (v) possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government; and the Indenture has been duly recorded or filed for recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made, in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Securities have been paid.

(xxiv) Leases. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv) Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except such matters as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxvi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxvii) Internal Controls. (1) The Company has devised and established and maintains the following, among other, internal controls (without duplication):

(I) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act;

(II) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under 1he 1934 Act; and

(III) “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act) (the internal controls referred to in clauses (I) and (II) above and this clause (III) being hereinafter called, collectively, the “Internal Controls”).

(A)	The Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law.

(B)	The Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established.

(C)

Based on the most recent evaluations of the Internal Controls, (I) there are no material weaknesses in the design or operation of the Internal Controls, whether considered individually or in the aggregate, and (II) all significant deficiencies, if any, in the design or operation of the Internal Controls have been identified and reported to the Company’s independent auditors and the audit committee of the Company’s board of directors; and all such deficiencies which, individually or in the aggregate, could constitute significant deficiencies and which have not yet been rectified (X) are in the process of being rectified and (Y) have not had and will not have, individually or in the aggregate, a material adverse effect on the effectiveness of the Internal Controls.

(xxviii) Compliance with Sarbanes Oxley and Dodd-Frank. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the Commission and the Commodity Futures Trading Commission that have been adopted thereunder, all to the extent that such acts and such rules and regulations are in effect and applicable to the Company.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 3. Sale and Delivery to Underwriters; Closing.

(a) Sale and Purchase of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.140% of the principal amount thereof, plus accrued interest, if any, from August 12, 2013 to the Closing Time, the principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Payment and Delivery. Payment of the purchase price for the Securities shall be authorized at the offices of Choate, Hall & Stewart LLP, counsel for the Company, at Two International Place, Boston, Massachusetts, 02110, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M.(Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, and such payment shall be made against delivery, at such time, of one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters. The time and date of such payment and delivery is herein called the “Closing Time”.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to acknowledge receipt of, and make payment of the purchase price for, the Securities which it has agreed to purchase. Any of the Representatives individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Global Securities will be made available for examination by the Representatives in New York, New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 4. Covenants of Company.

(a) Preparation and Filing of Final Term Sheet. The Company will prepare a Final Term Sheet in the form of Schedule B hereto and will file the Final Term Sheet with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations within the time period required thereby.

(b) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(c), will comply with the requirements of Rule 430B of the 1933 Act Regulations and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(l)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement as initially filed or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not (except as required by applicable law) file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 24 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not (except as required by applicable law) file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to each of the Representatives and counsel for the Underwriters, without charge, one conformed copy of the Registration Statement as initially filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts. The copy of the Registration Statement as initially filed and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and provided, further, that the Company’s obligations pursuant to this subsection (g) to maintain effective any qualifications shall cease upon the date, if any, that the Securities are listed on the New York Stock Exchange (or any successor to such entity). The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and Prospectus.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any debt securities of the Company (other than the Securities).

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “Issuer Free Writing Prospectus” or that would otherwise require the Company to file any material pursuant to Rule 433 under the 1933 Act, other than the Final Term Sheet and other than any other Issuer Free Writing Prospectus listed on Schedule C.

SECTION 5. Payment of Expenses.

(a) Expenses Payable by Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any agreement among underwriters, the Officer’s Certificate and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the printing, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and copies of any Blue Sky survey and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the

Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, all except as otherwise agreed between the Company and the Representatives, (viii) any fees payable in connection with the rating of the Securities and (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee.

(b) Expenses Payable by Underwriters. Except as provided in subsection (a)(v) and (vii) above and subsection (c) below, the Underwriters shall pay their own out-of-pocket expenses in connection with the purchase, offer and sale by them of the Securities, including the fees and disbursements of counsel for the Underwriters.

(c) Expenses upon Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the Execution Time, the Applicable Time and as of the Closing Time, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) No Stop Order; Commission Filings. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; the Final Term Sheet shall have been filed with the Commission in the manner and within the time period required by Rule 433(d). The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(l)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of each of Woodburn and Wedge and Choate, Hall & Stewart LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in substantially the forms thereof set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) No Material Adverse Change; Officers’ Certificate. At the Closing Time, there shall not have been, since (i) the earlier of the Execution Time and the Applicable Time or (ii) except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Change; and the Representatives shall have received a certificate of the President, any Vice President or the Treasurer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or, to their knowledge, contemplated by the Commission.

(e) Accountants’ Comfort Letter. At the Execution Time, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and other financial information contained in the Registration Statement and Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Time.

(g) Maintenance of Ratings. Since the earlier of the Execution Time and the Applicable Time, there shall not have occurred a downgrading in the rating assigned to the Securities or any other debt securities of the Company by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under credit watch, surveillance or review, with possible negative implications, its rating of any of such securities.

(h) Title Policies. At Closing Time, the Representatives shall have received a certificate of an officer of the Company (i) listing the policies of title insurance held by the Trustee and the endorsements thereto, specifying the face amounts thereof and identifying in general terms the properties described therein as covered thereby and (ii) stating, to the best knowledge of such officer, that such policies, as amended and supplemented by such endorsements, are in full force and effect.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates as such term is defined in Rule 50l(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any thereof) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any thereof), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amounts of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since (A) the earlier of the Execution Time and the Applicable Time or (B) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the New York Stock Exchange or the NYSE MKT LLC or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or the NASDAQ Stock Market Inc. with respect to such markets or by order of the Commission, or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided, further, that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24- hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein,. the term “Underwriter” includes any person substituted for an Underwriter under this Section.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue New York, NY 10179, Attention: Investment Grade Syndicate Desk—3rd floor, Facsimile No: (212) 834-6081, and Wells Fargo Securities, LLC, Duke Energy Center, 5th Floor, 550 South Tryon Street, Charlotte, NC 28202, Attention: Odon von Werssowetz, facsimile: (704) 410-0315; notices to the Company shall be directed to it at Sierra Pacific Power Company, 6100 Neil Road (P.O. Box 10100), Reno, Nevada 89520, attention of the Corporate Treasurer.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting; regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Nothing in this Section 13 is intended to limit any duties of confidentiality that the Underwriters might otherwise have.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 16. Waiver of Trial by Jury. The Underwriters and the Company each waive any right to trial by jury in any action, claim, suit or proceeding arising out of the transactions contemplated by this Agreement.

SECTION 17. Time. Time shall be of the essence of this agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings and Table of Contents herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SIERRA PACIFIC POWER COMPANY, D/B/A NV ENERGY

By:	/s/ Jonathan S. Halkyard
Name: Jonathan S. Halkyard
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Jim Williams
Name: Jim Williams
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Purchase Agreement]

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
J.P. Morgan Securities LLC	$100,000,000
Wells Fargo Securities, LLC	100,000,000
Barclays Capital, Inc.	12,500,000
Mitsubishi UFJ Securities (USA), Inc.	12,500,000
Scotia Capital (USA) Inc.	12,500,000
The Williams Group, L.P.	12,500,000

Total	$250,000,000

Sch A-1

SCHEDULE B

Filed Pursuant to Rule 433

Registration No. 333-168984-01

August 12, 2013

SIERRA PACIFIC POWER COMPANY

d/b/a NV ENERGY

$250,000,000

3.375% General and Refunding Mortgage Notes,

Series T, due 2023

Issuer:	Sierra Pacific Power Company d/b/a NV Energy
Issue:	3.375% General and Refunding Mortgage Notes, Series T, due 2023
Ratings:*	[Intentionally omitted]
Offering Size:	$250,000,000
Coupon:	3.375%
Trade Date:	August 12, 2013
Settlement Date:	August 15, 2013 (T+3)
Stated Maturity:	August 15, 2023
Initial Public Offering Price:	99.790%
Yield to Maturity:	3.400%
Benchmark Treasury:	2.50% due August 15, 2023
Benchmark Treasury Yield:	2.600%
Spread to Benchmark Treasury:	+ 80 bps
Optional Redemption:	Callable at any time prior to May 15, 2023 in whole or in part, at a “make whole” premium of T+15 bps; and at any time on or after May 15, 2023, in whole or in part, at 100%, in each case, plus accrued and unpaid interest thereon to but excluding the date of redemption.
Interest Payment Dates:	February 15 and August 15 of each year, commencing on February 15, 2014
CUSIP Number:	826418 BJ3
Bookrunners:	J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

*	A security rating is not a recommendation to buy, sell or hold securities. Each rating is subject to revision or withdrawal at any time by the assigning rating organization. Each security rating agency has its own methodology for assigning ratings, and, accordingly, each rating should be considered independently of all other ratings.

Sch B-1

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which the communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 212-834-4533 or Wells Fargo Securities, LLC toll free at 1-800-326-5897.

Sch B-2

SCHEDULE C

List of all Issuer Free Writing Prospectuses

Final Term Sheet, attached as Schedule B.

Sch C-1